UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
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SUN-TIMES MEDIA GROUP BOARD OF DIRECTORS ISSUES LETTER TO COMPANY STOCKHOLDERS IN OPPOSITION TO DISSIDENT STOCKHOLDER PROPOSAL
DON’T SIGN ANY WHITE CARDS SENT TO YOU BY DAVIDSON KEMPNER CAPITAL MANAGEMENT LLC

On December 17, 2008, Sun-Times Media Group, Inc. issued the below press release.
Contact: Tammy Chase, Director of Corporate Communications
(312) 321-3230 or tchase@suntimes.com
SUN-TIMES MEDIA GROUP BOARD OF DIRECTORS ISSUES LETTER TO
COMPANY STOCKHOLDERS IN OPPOSITION TO DISSIDENT STOCKHOLDER
PROPOSAL
CHICAGO, December 17, 2008 — Sun-Times Media Group, Inc. (OTCBB:SUTM) today released the following letter from the Company’s Board of Directors to the Company’s stockholders:
Sun-Times Media Group, Inc.
350 North Orleans Street, 10-S
Chicago, Illinois 60654
December 17, 2008
DON’T SIGN ANY WHITE CARDS SENT TO YOU
BY DAVIDSON KEMPNER CAPITAL MANAGEMENT LLC
Dear Sun-Times Media Group Stockholder:
In a letter to stockholders from Davidson Kempner Capital Management LLC (“Davidson Kempner” or “DK”) asking you to replace the existing, highly qualified Board of Sun-Times Media Group, Inc. with its proposed hand-picked slate of directors, DK suggests that a new board would pursue a strategy to revitalize Sun-Times Media Group and its business. In support of this assertion, DK glibly suggests three extremely broad—and obvious—approaches to accomplish this goal. They have not provided any detail for their broad assertions that would permit you or your duly elected Board of Directors to evaluate whether any new ideas, strategies or tactics are contemplated. Their objective to “revitalize” or “reposition the Company” constitutes nothing more than wishful thinking.
In contrast, your Board of Directors has set for Management an ambitious and concrete plan to reduce costs by more than $50 million with the overarching objective of achieving cash flow neutrality in the next 12 to 24 months. This is in addition to the $50 million already taken out earlier this year. Based on the direction from the Board, Management has embarked on a multi-pronged exercise to reduce costs and enhance revenues throughout the Company. Management has presented recommendations to the Board to modify its business model, build strong digital channels to its readers and viewers, and prepare the Company to compete effectively in the markets of the future. These efforts are based on a deep and thorough understanding of the Company’s businesses and markets. Implementation of the plan is well under way.
While Davidson Kempner has offered only broad assertions, its nominees have remained entirely silent. DK and its nominees have to date denied every effort by the Board to meet with these individuals, listen to any ideas they may have for improving the Company and gauge their ability act independently where the interests of the Company may conflict with those of Davidson Kempner. Instead, the three nominees remaining from Davidson Kempner’s original slate of four appear content to let DK do their talking for them.

Denied direct contact with the nominees, the Board sees no evidence that the slate proposed by DK has any understanding of either your Company or the markets in which Sun-Times Media Group publications operate. None of the DK director candidates lives in the Chicago area. The one incumbent director whom DK proposes to retain on the Board has been a director for only six months.
DK’s effort to wrest control of Sun-Times Media Group from your duly elected Board of Directors has resulted in nothing other than delay and distraction for those managers charged with implementing the aggressive cost cutting mandated by your current Board of Directors. A complete change in the Board at this time would almost certainly result in even more delay as the new directors, who currently know nothing of the Company or its market, engage in the inevitable learning and review necessary to formulate a business plan. The unconvincing and superficial assertions made by DK regarding their plans for the future of your Company suggest nothing else.
Please discard any WHITE consent card you receive from Davidson Kempner. If you have already returned the WHITE card, you have every right to revoke your consent.
Please sign, date and return the BLUE card that you have received or will shortly receive from the Company, supporting your experienced Board of Directors who have a real plan to address the challenges facing our Company.
Thank you for your support,
The Board of Directors of
Sun-Times Media Group, Inc.
Additional Information
On December 11, 2008, Sun-Times Media Group, Inc. began mailing to its stockholders a definitive Consent Revocation Statement and an accompanying BLUE Consent Revocation Card to be used to solicit revocations of written consents in connection with the Davidson Kempner Capital Management LLC solicitation of written consents from stockholders of the Company.  Stockholders are advised to read the definitive Consent Revocation Statement and other documents related to the solicitation because they contain important information, including information relating to the participants in the Company’s consent revocation solicitation.  Such definitive Consent Revocation Statement and any other relevant documents are available at no charge on the Securities and Exchange Commission’s website at http://www.sec.gov.
     About Sun-Times Media Group
Sun-Times Media Group is dedicated to being the premier source of local news and information for the greater Chicago area. Its media properties include the Chicago Sun-Times and Suntimes.com as well as newspapers and Web sites serving more than 200 communities throughout the Chicago area. Further information can be found at http://www.thesuntimesgroup.com.
Cautionary Statement on Forward-Looking Statements
Certain statements made in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will likely result” or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by Sun-Times Media Group with the Securities and Exchange Commission, including in its Forms 10-K and 10-Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.
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